First Internet Bancorp Reports Third Quarter 2022 Results

Highlights for the third quarter include:

•Quarterly net income of $8.4 million, compared to $9.5 million for the second quarter of 2022 and $12.1 million for the third quarter of 2021

•Quarterly diluted earnings per share of $0.89, compared to $0.99 for the second quarter of 2022 and $1.21 for the third quarter of 2021

•Quarterly adjusted net income of $8.5 million, or $0.90 adjusted diluted earnings per share, when excluding nonrecurring expenses

•Loan growth of $173.8 million, a 5.6% increase from the second quarter of 2022 and a 10.9% increase from the third quarter of 2021

•Net interest margin of 2.40% and fully-taxable equivalent net interest margin of 2.53%

•Repurchased 120,000 shares at an average price of $36.56; aggregate purchase price under the authorized repurchase program has been increased to $35.0 million

Fishers, Indiana, October 19, 2022 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the third quarter ended September 30, 2022. Net income for the third quarter of 2022 was $8.4 million, or $0.89 diluted earnings per share. This compares to net income of $9.5 million, or $0.99 diluted earnings per share, for the second quarter of 2022, and net income of $12.1 million, or $1.21 diluted earnings per share, for the third quarter of 2021.

“Loan originations were up 47% over the prior quarter, demonstrating continued consumer and business confidence,” said David Becker, Chairman and Chief Executive Officer. “We continue to execute on our lending strategies, including our specialized areas of focus in commercial construction lending, SBA lending, franchise finance, and consumer lending. Given construction and SBA loans are typically variable rate products, and other fixed-rate product is coming on at higher rates, this growth sets the stage for future increases in average loan yields. We are taking a disciplined approach to capital deployment, maintaining our focus on the sound underwriting that has defined our bank for more than 20 years. Consequently, ongoing strong credit quality was a key contributor to our performance this quarter.

“We remain focused on our Fintech and Banking-as-a-Service initiatives as a way to grow lower cost deposit relationships and enhance noninterest income through payments processing. We have entered into agreements with two platforms and are piloting three Fintech partner programs.

Altogether, we believe this strategy will drive stronger earnings and profitability while advancing our position as a premier technology-forward digital financial services provider.”

Mr. Becker concluded, “We continue to execute our strategies to bolster resilience in our balance sheet and earnings profile. I thank the entire First Internet team for their dedication to this pursuit and for partnering with our customers for mutual success.”

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2022 was $24.0 million, compared to $25.7 million for the second quarter of 2022, and $20.9 million for the third quarter of 2021. On a fully-taxable equivalent basis, net interest income for the third quarter of 2022 was $25.3 million, compared to $27.1 million for the second quarter of 2022, and up from $22.3 million for the third quarter of 2021.

Total interest income for the third quarter of 2022 was $39.1 million, an increase of 8.3% compared to the second quarter of 2022, and an increase of 18.4% compared to the third quarter of 2021. On a fully-taxable equivalent basis, total interest income for the third quarter of 2022 was $40.4 million, an increase of 7.7% compared to the second quarter of 2022, and an increase of 17.4% compared to the third quarter of 2021. The sequential increase was due primarily to growth in interest income earned on the commercial and consumer loan portfolios, the securities portfolio and other earning assets. The yield on average interest-earning assets for the third quarter of 2022 increased to 3.91% from 3.65% in the linked quarter due primarily to a 22 basis point (“bp”) increase in the yield earned on securities and a 167 bp increase in the yield earned on other earning assets. Compared to the linked quarter, average loan balances increased $163.7 million, or 5.5%, while the average balance of securities decreased $14.1 million, or 2.3%, and the average balance of other earning assets decreased $133.8 million, or 41.5%.

Interest income earned on commercial loans was positively impacted by higher rates in the variable rate small business lending, construction and commercial and industrial portfolios as well as strong growth in the franchise finance portfolio. This activity was partially offset by significantly lower prepayment fees in the healthcare finance and single tenant lease financing portfolios. In the consumer portfolio, interest income was up due to the combination of higher new origination yields and growth in the residential mortgage, trailers, RV and other consumer portfolios.

New funded portfolio origination yields increased 52 bps compared to the second quarter, and year-to-date 2022 have been approximately 87 bps higher than for the same period in 2021. Because of the fixed rate nature of certain larger portfolios, there is a lagging impact of the higher origination yields on the portfolio. Additionally, the yield earned on the loan portfolio was impacted by the timing of funded loans, as over 50% of total funded originations occurred during September.

The Federal Reserve has increased the federal funds (“Fed Funds”) target rate 300 bps year-to-date, with half of the increase coming in the third quarter. To date, the Company has modestly increased the rate paid on consumer, small business and commercial interest-bearing demand deposits. While money market deposit pricing was relatively rational during the second quarter, competition in both the digital banking space and local markets intensified, and deposit betas increased as a result. The cost of the Company’s BaaS brokered deposits, which is tied to Fed Funds, contributed to the overall increase in interest expense as well. Furthermore, the combination of higher interest rates and industry dynamics, including the outflow of deposits from the overall banking system, drove higher pricing in the wholesale deposit market.

The Company also increased its use of advances from the Federal Home Loan Bank to supplement growth and manage long term interest rate risk, borrowing $100.0 million of longer term advances. Total interest expense was impacted by the costs related to other borrowed funds as the rates on these advances, which are now well below market, contributed to higher total funding costs.

As a result, total interest expense for the third quarter of 2022 was $15.1 million, an increase of 44.9% compared to the second quarter of 2022, and an increase of 24.7% compared to the third quarter of 2021.

During the third quarter of 2022, the average balance of interest-bearing deposits decreased $57.1 million, or 1.9%, compared to the second quarter of 2022 while the cost of these deposits increased 56 bps. The decrease in average interest-bearing deposit balances was due to a decline in average certificates and brokered deposit balances, which decreased $66.8 million, or 6.0%, during the quarter while the cost of these deposits increased 31 bps. Additionally, the average balance of money market accounts decreased $57.9 million, or 4.1%, compared to the second quarter of 2022 while the cost of these deposits increased 79 bps. These declines were partially offset by an increase of $82.7 million, or 116.1%, in the average balance of BaaS – brokered deposits.

Net interest margin (“NIM”) was 2.40% for the third quarter of 2022, down from 2.60% for the second quarter of 2022 and up from 2.00% for the third quarter of 2021. Fully-taxable equivalent NIM (“FTE NIM”) was 2.53% for the third quarter of 2022, down from 2.74% for the second quarter of 2022 and up from 2.13% for the third quarter of 2021. The decrease in FTE NIM compared to the linked quarter was driven primarily by the effect of higher interest-bearing deposit costs, partially offset by higher yields on securities, other earning assets and higher average loan balances.

Noninterest Income
Noninterest income for the third quarter of 2022 was $4.3 million, stable with the second quarter of 2022, and down from $7.8 million for the third quarter of 2021. Gain on sale of loans totaled $2.7 million for the third quarter of 2022, up $0.8 million, or 39.0% from the linked quarter. Gain on sale revenue in the quarter consisted entirely of gain on the sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans. The increase in revenue related to SBA loan sales was due to a higher volume of sales, partially offset by lower net gain on sale premiums. Mortgage banking revenue totaled $0.9 million for the third quarter of 2022, down $0.8 million, or 49.1%, from the linked quarter as the continued rise in interest rates negatively impacted interest rate lock and sold loan volume as well as gain on sale margins.

Noninterest Expense
Noninterest expense for the third quarter of 2022 was $18.0 million, stable with the second quarter of 2022 and up from $14.5 million for the third quarter of 2021. Consulting and professional fees and salaries and employee benefits declined from the linked quarter, while loan expenses and premises and equipment costs were higher. The decrease in consulting and professional fees was due primarily to the timing of third party loan review and stress testing. The lower salaries and employee benefits expense was due mainly to discretionary inflation bonuses paid to certain employees and accelerated equity compensation related to retirements in the second quarter and lower incentive compensation in the Company’s mortgage banking division, partially offset by increased headcount as well as higher incentive compensation in SBA and construction lending. The increase in loan expenses was driven primarily by higher servicing costs associated with the growth in our franchise finance loan portfolio as well as risk management vendor costs. The increase in premises and equipment costs was impacted by a $125,000 write-down of software as well as costs related to the buildout of the Company’s small business banking platform.

Income Taxes
The Company reported an income tax expense of $1.0 million for the third quarter of 2022 and an effective tax rate of 10.5%, compared to an income tax expense of $1.3 million and an effective tax rate of 11.8% for the second quarter of 2022 and an income tax expense of $2.2 million and an effective tax rate of 15.5% for the third quarter of 2021. The lower effective tax rate reflects a higher proportion of tax exempt income relative to total pre-tax income.

Loans and Credit Quality
Total loans as of September 30, 2022 were $3.3 billion, an increase of $173.8 million, or 5.6%, compared to June 30, 2022, and an increase of $319.8 million, or 10.9%, compared to September 30, 2021. Total commercial loan balances were $2.5 billion as of September 30, 2022, an increase of $97.3 million, or 4.0%, compared to June 30, 2022 and an increase of $129.6 million, or 5.4%, compared to September 30, 2021. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by growth in franchise finance, investor commercial real estate and single tenant lease financing loan balances. These items were partially offset by net payoffs in healthcare finance and commercial and industrial.

Total consumer loan balances were $672.2 million as of September 30, 2022, an increase of $78.2 million, or 13.2%, compared to June 30, 2022, and an increase of $197.1 million, or 41.5%, compared to September 30, 2021. The increase compared to the linked quarter was due to higher balances in the residential mortgage, recreational vehicles and trailers loan portfolios.

Total delinquencies 30 days or more past due were 0.06% of total loans as of September 30, 2022, consistent with both June 30, 2022 and September 30, 2021. Overall credit quality remained strong during the quarter as nonperforming loans to total loans was 0.18% as of September 30, 2022, compared to 0.15% at June 30, 2022 and 0.27% as of September 30, 2021. Nonperforming loans totaled $6.0 million at quarter end, up from $4.5 million at June 30, 2022.

The allowance for loan losses as a percentage of total loans was 0.92% as of September 30, 2022, both in total and when excluding PPP loans, compared to 0.95% in both categories as of June 30, 2022 and 0.95% and 0.96%, respectively, as of September 30, 2021. The decline in the allowance coverage ratio reflects growth in certain portfolios with lower coverage ratios as well as the continued decline in healthcare finance balances that have a higher coverage ratio.

Net charge-offs of $0.2 million were recognized during the third quarter of 2022, resulting in net charge-offs to average loans of 0.02%, compared to net charge-offs to average loans of 0.04% for the second quarter of 2022 and net charge-offs to average loans of 0.01% for the third quarter of 2021.

The provision for loan losses in the third quarter of 2022 was $0.9 million, compared to a provision of $1.2 million for the second quarter of 2022 and a credit for loan losses of $29,000 for the third quarter of 2021. The provision for the quarter was driven by the overall growth in the loan portfolio, partially offset by reductions in specific reserves as there were positive developments on certain monitored loans.

Capital
As of September 30, 2022, total shareholders’ equity was $360.9 million, a decrease of $4.5 million, or 1.2%, compared to June 30, 2022 and a decrease of $9.6 million, or 2.6%, compared to September 30, 2021. The decline in shareholders’ equity during the third quarter of 2022 was due primarily to an increase in accumulated other comprehensive loss resulting from a decline in the value of the available-for-sale securities portfolio caused by the continued rise in interest rates during the quarter and stock repurchase activity. This was partially offset by the net income earned during the quarter and an increase in the value of interest rate swaps classified as cash flow hedges. Book value per common share increased to $38.84 as of September 30, 2022, relatively stable with June 30, 2022 and up from $37.59 as of September 30, 2021. Tangible book value per share was $38.34, also relatively stable with June 30, 2022 and up from $37.12 as of September 30, 2021.

In connection with its previously announced stock repurchase program, which has been increased to a total aggregate purchase price of $35.0 million, the Company repurchased 120,000 shares of its common stock during the third quarter of 2022 at an average price of $36.56 per share. Including shares repurchased since the fourth quarter of 2021, the Company has repurchased $25.1 million of stock under the total upsized authorization of $35.0 million.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of September 30, 2022.

	As of September 30, 2022
	Company	Bank

Total shareholders’ equity to assets	8.46%	10.14%
Tangible common equity to tangible assets [1]	8.36%	10.04%
Tier 1 leverage ratio [2]	9.49%	11.22%
Common equity tier 1 capital ratio [2]	11.72%	13.87%
Tier 1 capital ratio [2]	11.72%	13.87%
Total risk-based capital ratio [2]	15.73%	14.77%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, October 20, 2022 to discuss its quarterly financial results. The call can be accessed via telephone at (844) 200-6205; access code: 136923. A recorded replay can be accessed through November 19, 2022 by dialing (866) 813-9403; access code: 630846.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp First Internet Bancorp is a financial holding company with assets of $4.3 billion as of September 30, 2022. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, residential mortgage loans, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “ahead,” “anticipate,” “believe,” “capitalize,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “growth,” “help,” “hope,” “intend,” “looking forward,” “may,” “opportunities,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “waiting on,” “well-positioned,” “will,” “working on,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA, and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of pending and future acquisition, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, adjusted total interest income - FTE, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, provision (benefit) for loan losses, excluding tax refund advance loans, average loans, excluding tax refund advance loans, net (recoveries) charge-offs to average loans, excluding tax refund advance loans, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted effective income tax rate, income before income taxes, excluding tax refund advance loans, income tax provision, excluding tax refund advance loans and net income, excluding tax refund advance loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income	$8,436	9,545	$12,090	$29,190	$35,636

Per share and share information
Earnings per share - basic	$0.89	$0.99	$1.22	$3.04	$3.59
Earnings per share - diluted	0.89	0.99	1.21	3.01	3.57
Dividends declared per share	0.06	0.06	0.06	0.18	0.18
Book value per common share	38.84	38.85	37.59	38.84	37.59
Tangible book value per common share [1]	38.34	38.35	37.12	38.34	37.12
Common shares outstanding	9,290,885	9,404,000	9,854,153	9,290,885	9,854,153
Average common shares outstanding:
Basic	9,458,259	9,600,383	9,936,237	9,615,039	9,922,877
Diluted	9,525,855	9,658,689	9,988,102	9,681,742	9,974,071
Performance ratios
Return on average assets	0.82%	0.93%	1.12%	0.94%	1.13%
Return on average shareholders' equity	9.01%	10.23%	13.10%	10.40%	13.54%
Return on average tangible common equity [1]	9.13%	10.36%	13.27%	10.53%	13.73%
Net interest margin	2.40%	2.60%	2.00%	2.52%	2.05%
Net interest margin - FTE [1,2]	2.53%	2.74%	2.13%	2.65%	2.19%
Capital ratios [3]
Total shareholders' equity to assets	8.46%	8.91%	8.71%	8.46%	8.71%
Tangible common equity to tangible assets [1]	8.36%	8.81%	8.61%	8.36%	8.61%
Tier 1 leverage ratio	9.49%	9.45%	8.86%	9.49%	8.86%
Common equity tier 1 capital ratio	11.72%	12.46%	12.62%	11.72%	12.62%
Tier 1 capital ratio	11.72%	12.46%	12.62%	11.72%	12.62%
Total risk-based capital ratio	15.73%	16.74%	17.04%	15.73%	17.04%
Asset quality
Nonperforming loans	$6,006	$4,527	$7,851	$6,006	$7,851
Nonperforming assets	6,006	4,550	9,039	6,006	9,039
Nonperforming loans to loans	0.18%	0.15%	0.27%	0.18%	0.27%
Nonperforming assets to total assets	0.14%	0.11%	0.21%	0.14%	0.21%
Allowance for loan losses to:
Loans	0.92%	0.95%	0.95%	0.92%	0.95%
Loans, excluding PPP loans [1]	0.92%	0.95%	0.96%	0.92%	0.96%
Nonperforming loans	497.3%	644.0%	356.6%	497.3%	356.6%
Net charge-offs to average loans	0.02%	0.04%	0.01%	0.04%	0.12%
Average balance sheet information
Loans	$3,161,850	$2,998,144	$2,933,654	$3,036,532	$2,991,556
Total securities	606,329	620,396	713,342	624,995	612,755
Other earning assets	188,467	322,302	479,051	321,262	478,399
Total interest-earning assets	3,970,650	3,962,589	4,148,726	4,004,025	4,107,971
Total assets	4,105,688	4,097,865	4,265,189	4,138,866	4,215,479
Noninterest-bearing deposits	124,067	108,980	104,161	115,142	97,760
Interest-bearing deposits	2,961,327	3,018,422	3,137,728	3,016,652	3,121,039
Total deposits	3,085,394	3,127,402	3,241,889	3,131,794	3,218,799
Shareholders' equity	371,303	374,274	366,187	375,190	351,794

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	September 30, 2022	June 30, 2022	September 30, 2021
Assets
Cash and due from banks	$14,743	$6,155	$4,932
Interest-bearing deposits	206,309	201,798	402,583
Securities available-for-sale, at fair value	393,565	425,489	634,007
Securities held-to-maturity, at amortized cost	191,057	185,113	62,129
Loans held-for-sale	23,103	31,580	43,970
Loans	3,255,906	3,082,127	2,936,148
Allowance for loan losses	(29,866)	(29,153)	(28,000)
Net loans	3,226,040	3,052,974	2,908,148
Accrued interest receivable	16,918	17,466	14,866
Federal Home Loan Bank of Indianapolis stock	28,350	25,219	25,650
Cash surrender value of bank-owned life insurance	39,612	39,369	38,660
Premises and equipment, net	70,747	70,288	52,700
Goodwill	4,687	4,687	4,687
Servicing asset	5,795	5,345	4,412
Other real estate owned	—	—	1,188
Accrued income and other assets	43,498	34,323	54,360
Total assets	$4,264,424	$4,099,806	$4,252,292

Liabilities
Noninterest-bearing deposits	$142,875	$126,153	$110,117
Interest-bearing deposits	3,049,769	3,025,948	3,114,478
Total deposits	3,192,644	3,152,101	3,224,595
Advances from Federal Home Loan Bank	589,926	464,925	514,920
Subordinated debt	104,456	104,381	104,156
Accrued interest payable	1,887	2,005	1,568
Accrued expenses and other liabilities	14,654	11,062	36,611
Total liabilities	3,903,567	3,734,474	3,881,850
Shareholders' equity
Voting common stock	200,123	204,071	223,059
Retained earnings	199,877	192,011	160,551
Accumulated other comprehensive loss	(39,143)	(30,750)	(13,168)
Total shareholders' equity	360,857	365,332	370,442
Total liabilities and shareholders' equity	$4,264,424	$4,099,806	$4,252,292

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income
Loans	$34,643	$32,415	$30,126	$100,246	$91,846
Securities - taxable	2,701	2,567	2,297	7,489	5,997
Securities - non-taxable	491	328	241	1,068	781
Other earning assets	1,264	796	370	2,436	1,067
Total interest income	39,099	36,106	33,034	111,239	99,691
Interest expense
Deposits	10,520	6,408	7,090	23,025	23,423
Other borrowed funds	4,585	4,018	5,025	12,790	13,217
Total interest expense	15,105	10,426	12,115	35,815	36,640
Net interest income	23,994	25,680	20,919	75,424	63,051
Provision for loan losses	892	1,185	(29)	2,868	1,268
Net interest income after provision for loan losses	23,102	24,495	20,948	72,556	61,783
Noninterest income
Service charges and fees	248	281	276	845	822
Loan servicing revenue	653	620	511	1,858	1,390
Loan servicing asset revaluation	(333)	(470)	(274)	(1,100)	(669)
Mortgage banking activities	871	1,710	3,850	4,454	12,274
Gain on sale of loans	2,713	1,952	2,719	8,510	7,461
Gain on sale of premises and equipment	—	—	—	—	2,523
Other	164	221	731	883	1,349
Total noninterest income	4,316	4,314	7,813	15,450	25,150
Noninterest expense
Salaries and employee benefits	10,439	10,832	9,316	31,149	28,040
Marketing, advertising and promotion	1,041	920	813	2,717	2,365
Consulting and professional fees	790	1,197	728	3,912	2,792
Data processing	483	490	380	1,422	1,224
Loan expenses	1,142	693	383	3,417	1,458
Premises and equipment	2,808	2,419	1,687	7,767	4,875
Deposit insurance premium	229	287	230	797	930
Other	1,063	1,147	914	3,579	3,159
Total noninterest expense	17,995	17,985	14,451	54,760	44,843
Income before income taxes	9,423	10,824	14,310	33,246	42,090
Income tax provision	987	1,279	2,220	4,056	6,454
Net income	$8,436	$9,545	$12,090	$29,190	$35,636

Per common share data
Earnings per share - basic	$0.89	$0.99	$1.22	$3.04	$3.59
Earnings per share - diluted	$0.89	$0.99	$1.21	$3.01	$3.57
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.18

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,175,854	$34,643	4.33%	$3,019,891	$32,415	4.31%	$2,956,333	$30,126	4.04%
Securities - taxable	532,470	2,701	2.01%	543,422	2,567	1.89%	629,101	2,297	1.45%
Securities - non-taxable	73,859	491	2.64%	76,974	328	1.71%	84,241	241	1.14%
Other earning assets	188,467	1,264	2.66%	322,302	796	0.99%	479,051	370	0.31%
Total interest-earning assets	3,970,650	39,099	3.91%	3,962,589	36,106	3.65%	4,148,726	33,034	3.16%
Allowance for loan losses	(29,423)			(28,599)			(28,127)
Noninterest-earning assets	164,461			163,875			144,590
Total assets	$4,105,688			$4,097,865			$4,265,189

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$342,116	$551	0.64%	$348,274	$466	0.54%	$198,637	$150	0.30%
Savings accounts	57,700	111	0.76%	66,657	68	0.41%	62,195	56	0.36%
Money market accounts	1,369,783	4,581	1.33%	1,427,665	1,921	0.54%	1,498,218	1,532	0.41%
BaaS - brokered deposits	153,936	859	2.21%	71,234	154	0.87%	—	—	0.00%
Certificates and brokered deposits	1,037,792	4,418	1.69%	1,104,592	3,799	1.38%	1,378,678	5,352	1.54%
Total interest-bearing deposits	2,961,327	10,520	1.41%	3,018,422	6,408	0.85%	3,137,728	7,090	0.90%
Other borrowed funds	637,877	4,585	2.85%	583,553	4,018	2.76%	611,975	5,025	3.26%
Total interest-bearing liabilities	3,599,204	15,105	1.67%	3,601,975	10,426	1.16%	3,749,703	12,115	1.28%
Noninterest-bearing deposits	124,067			108,980			104,161
Other noninterest-bearing liabilities	11,114			12,636			45,138
Total liabilities	3,734,385			3,723,591			3,899,002
Shareholders' equity	371,303			374,274			366,187
Total liabilities and shareholders' equity	$4,105,688			$4,097,865			$4,265,189

Net interest income		$23,994			$25,680			$20,919

Interest rate spread			2.24%			2.49%			1.88%
Net interest margin			2.40%			2.60%			2.00%
Net interest margin - FTE [2,3]			2.53%			2.74%			2.13%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,057,768	$100,246	4.38%	$3,016,817	$91,846	4.07%
Securities - taxable	547,759	7,489	1.83%	527,625	5,997	1.52%
Securities - non-taxable	77,236	1,068	1.85%	85,130	781	1.23%
Other earning assets	321,262	2,436	1.01%	478,399	1,067	0.30%
Total interest-earning assets	4,004,025	111,239	3.71%	4,107,971	99,691	3.24%
Allowance for loan losses	(28,671)			(29,446)
Noninterest-earning assets	163,512			136,954
Total assets	$4,138,866			$4,215,479

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$336,311	$1,429	0.57%	$190,785	$425	0.30%
Savings accounts	61,647	232	0.50%	54,740	145	0.35%
Money market accounts	1,416,984	8,006	0.76%	1,428,554	4,385	0.41%
BaaS - brokered deposits	79,613	1,019	1.71%	—	—	0.00%
Certificates and brokered deposits	1,122,097	12,339	1.47%	1,446,960	18,468	1.71%
Total interest-bearing deposits	3,016,652	23,025	1.02%	3,121,039	23,423	1.00%
Other borrowed funds	613,609	12,790	2.79%	593,605	13,217	2.98%
Total interest-bearing liabilities	3,630,261	35,815	1.32%	3,714,644	36,640	1.32%
Noninterest-bearing deposits	115,142			97,760
Other noninterest-bearing liabilities	18,273			51,281
Total liabilities	3,763,676			3,863,685
Shareholders' equity	375,190			351,794
Total liabilities and shareholders' equity	$4,138,866			$4,215,479

Net interest income		$75,424			$63,051

Interest rate spread			2.39%			1.92%
Net interest margin			2.52%			2.05%
Net interest margin - FTE [2,3]			2.65%			2.19%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	September 30, 2022		June 30, 2022		September 30, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$104,780	3.2%	$110,540	3.6%	$107,142	3.6%
Owner-occupied commercial real estate	58,615	1.8%	61,277	2.0%	84,819	2.9%
Investor commercial real estate	91,021	2.8%	52,648	1.7%	28,505	1.0%
Construction	139,509	4.3%	143,475	4.7%	115,414	3.9%
Single tenant lease financing	895,302	27.4%	867,181	28.1%	921,998	31.5%
Public finance	614,139	18.9%	613,759	19.9%	601,738	20.5%
Healthcare finance	293,686	9.0%	317,180	10.3%	417,388	14.2%
Small business lending	113,001	3.5%	102,724	3.3%	102,889	3.5%
Franchise finance	225,012	6.8%	168,942	5.5%	25,598	0.9%
Total commercial loans	2,535,065	77.7%	2,437,726	79.1%	2,405,491	82.0%

Consumer loans
Residential mortgage	337,565	10.4%	281,124	9.1%	188,750	6.4%
Home equity	22,114	0.7%	19,928	0.6%	17,960	0.6%
Trailers	162,161	5.0%	154,555	5.0%	147,806	5.0%
Recreational vehicles	115,694	3.6%	105,876	3.4%	90,192	3.1%
Other consumer loans	34,657	1.1%	32,524	1.2%	30,398	1.0%
Total consumer loans	672,191	20.8%	594,007	19.3%	475,106	16.1%

Net deferred loan fees, premiums, discounts and other [1]	48,650	1.5%	50,394	1.6%	55,551	1.9%

Total loans	$3,255,906	100.0%	$3,082,127	100.0%	$2,936,148	100.0%

	September 30, 2022		June 30, 2022		September 30, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$142,635	4.5%	$126,153	4.0%	$110,117	3.4%
Interest-bearing demand deposits	337,765	10.6%	350,551	11.1%	201,557	6.3%
Savings accounts	52,228	1.6%	65,365	2.1%	66,762	2.1%
Money market accounts	1,378,087	43.2%	1,363,424	43.3%	1,479,358	45.8%
BaaS - brokered deposits	96,287	3.0%	194,133	6.2%	—	0.0%
Certificates of deposits	773,040	24.2%	800,598	25.3%	1,043,898	32.4%
Brokered deposits	412,602	12.9%	251,877	8.0%	322,903	10.0%
Total deposits	$3,192,644	100.0%	$3,152,101	100.0%	$3,224,595	100.0%

1 Includes carrying value adjustments of $33.9 million, $35.4 million and 38.9 million related to terminated interest rate swaps associated with public finance loans as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Total equity - GAAP	$360,857	$365,332	$370,442	$360,857	$370,442
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$356,170	$360,645	$365,755	$356,170	$365,755

Total assets - GAAP	$4,264,424	$4,099,806	$4,252,292	$4,264,424	$4,252,292
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,259,737	$4,095,119	$4,247,605	$4,259,737	$4,247,605

Common shares outstanding	9,290,885	9,404,000	9,854,153	9,290,885	9,854,153

Book value per common share	$38.84	$38.85	$37.59	$38.84	$37.59
Effect of goodwill	(0.50)	(0.50)	(0.47)	(0.50)	(0.47)
Tangible book value per common share	$38.34	$38.35	$37.12	$38.34	$37.12

Total shareholders' equity to assets	8.46%	8.91%	8.71%	8.46%	8.71%
Effect of goodwill	(0.10%)	(0.10%)	(0.10%)	(0.10%)	(0.10%)
Tangible common equity to tangible assets	8.36%	8.81%	8.61%	8.36%	8.61%

Total average equity - GAAP	$371,303	$374,274	$366,187	$375,190	$351,794
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$366,616	$369,587	$361,500	$370,503	$347,107

Return on average shareholders' equity	9.01%	10.23%	13.10%	10.40%	13.54%
Effect of goodwill	0.12%	0.13%	0.17%	0.13%	0.19%
Return on average tangible common equity	9.13%	10.36%	13.27%	10.53%	13.73%

Total interest income	$39,099	$36,106	$33,034	$111,239	$99,691
Adjustments:
Fully-taxable equivalent adjustments [1]	1,280	1,377	1,356	3,971	4,105
Total interest income - FTE	$40,379	$37,483	$34,390	$115,210	$103,796

Total interest income - FTE	$40,379	$37,483	$34,390	$115,210	$103,796
Adjustments:
Income from tax refund advance loans	—	(149)	—	(3,013)	—
Adjusted total interest income - FTE	$40,379	$37,334	$34,390	$112,197	$103,796

Net interest income	$23,994	$25,680	$20,919	$75,424	$63,051
Adjustments:
Fully-taxable equivalent adjustments [1]	1,280	1,377	1,356	3,971	4,105
Net interest income - FTE	$25,274	$27,057	$22,275	$79,395	$67,156

Net interest income	$23,994	$25,680	$20,919	$75,424	$63,051
Adjustments:
Subordinated debt redemption cost	—	—	810	—	810
Income from tax refund advance loans	—	(149)	—	(3,013)	—
Adjusted net interest income	$23,994	$25,531	$21,729	$72,411	$63,861

Net interest income	$23,994	$25,680	$20,919	$75,424	$63,051
Adjustments:
Fully-taxable equivalent adjustments [1]	1,280	1,377	1,356	3,971	4,105
Subordinated debt redemption cost	—	—	810	—	810
Income from tax refund advance loans	—	(149)	—	(3,013)	—
Adjusted net interest income - FTE	$25,274	$26,908	$23,085	$76,382	$67,966
[1] Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net interest margin	2.40%	2.60%	2.00%	2.52%	2.05%
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.14%	0.13%	0.13%	0.14%
Net interest margin - FTE	2.53%	2.74%	2.13%	2.65%	2.19%

Net interest margin	2.40%	2.60%	2.00%	2.52%	2.05%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.08%	0.00%	0.02%
Effect of income from tax refund advance loans	0.00%	(0.02%)	0.00%	(0.10%)	0.00%
Adjusted net interest margin	2.40%	2.58%	2.08%	2.42%	2.07%

Net interest margin	2.40%	2.60%	2.00%	2.52%	2.05%
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.14%	0.13%	0.13%	0.14%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.08%	0.00%	0.02%
Effect of income from tax refund advance loans	0.00%	(0.02%)	0.00%	(0.10%)	0.00%
Adjusted net interest margin - FTE	2.53%	2.72%	2.21%	2.55%	2.21%

Provision for loan losses	$892	$1,185	$(29)	$2,868	$1,268
Adjustments:
Provision for tax refund advance loans losses	—	(18)	—	(1,860)	—
Provision (benefit) for loan losses, excluding tax refund advance loans	$892	$1,167	$(29)	$1,008	$1,268

Average loans	$3,161,850	$2,998,144	$2,933,654	$3,036,532	$2,991,556
Adjustments:
Average tax refund advance loans	—	(3,185)	—	(20,996)	—
Average loans, excluding tax refund advance loans	$3,161,850	$2,994,959	$2,933,654	$3,015,536	$2,991,556

Net charge-offs to average loans	0.02%	0.04%	0.01%	0.04%	0.12%
Adjustments:
Effect of tax refund advance lending net charge-offs to average loans	0.00%	(0.05%)	0.00%	(0.08%)	0.00%
Net (recoveries) charge-offs to average loans, excluding tax refund advance loans	0.02%	(0.01%)	0.01%	(0.04%)	0.12%

Allowance for loan losses	$29,866	$29,153	$28,000	$29,866	$28,000

Loans	$3,255,906	$3,082,127	$2,936,148	$3,255,906	$2,936,148
Adjustments:
PPP loans	—	(194)	(14,981)	—	(14,981)
Loans, excluding PPP loans	$3,255,906	$3,081,933	$2,921,167	$3,255,906	$2,921,167

Allowance for loan losses to loans	0.92%	0.95%	0.95%	0.92%	0.95%
Effect of PPP loans	0.00%	0.00%	0.01%	0.00%	0.01%
Allowance for loan losses to loans, excluding PPP loans	0.92%	0.95%	0.96%	0.92%	0.96%
1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Noninterest expense - GAAP	$17,995	$17,985	$14,451	$54,760	$44,843
Adjustments:
Acquisition-related expenses	—	(103)	—	(273)	—
Write-down of software	(125)	—	—	(125)	—
Nonrecurring consulting fee	—	—	—	(875)	—
Discretionary inflation bonus	—	(531)	—	(531)	—
Accelerated equity compensation	—	(289)	—	(289)	—
Adjusted noninterest expense	$17,870	$17,062	$14,451	$52,667	$44,843

Income before income taxes - GAAP	$9,423	$10,824	$14,310	$33,246	$42,090
Adjustments:
Gain on sale of premises and equipment	—	—	—	—	(2,523)
Acquisition-related expenses	—	103	—	273	—
Write-down of software	125	—	—	125	—
Subordinated debt redemption cost	—	—	810	—	810
Nonrecurring consulting fee	—	—	—	875	—
Discretionary inflation bonus	—	531	—	531	—
Accelerated equity compensation	—	289	—	289	—
Adjusted income before income taxes	$9,548	$11,747	$15,120	$35,339	$40,377

Income tax provision - GAAP	$987	$1,279	$2,220	$4,056	$6,454
Adjustments:[1]
Gain on sale of premises and equipment	—	—	—	—	(530)
Acquisition-related expenses	—	21	—	57	—
Write-down of software	26	—	—	26	—
Subordinated debt redemption cost	—	—	170	—	170
Nonrecurring consulting fee	—	—	—	184	—
Discretionary inflation bonus	—	112	—	112	—
Accelerated equity compensation	—	61	—	61	—
Adjusted income tax provision	$1,013	$1,473	$2,390	$4,496	$6,094

Net income - GAAP	$8,436	$9,545	$12,090	$29,190	$35,636
Adjustments:
Gain on sale of premises and equipment	—	—	—	—	(1,993)
Acquisition-related expenses	—	82	—	216	—
Write-down of software	99	—	—	99	—
Subordinated debt redemption cost	—	—	640	—	640
Nonrecurring consulting fee	—	—	—	691	—
Discretionary inflation bonus	—	419	—	419	—
Accelerated equity compensation	—	228	—	228	—
Adjusted net income	$8,535	$10,274	$12,730	$30,843	$34,283

Diluted average common shares outstanding	9,525,855	9,658,689	9,988,102	9,681,742	9,974,071

Diluted earnings per share - GAAP	$0.89	$0.99	$1.21	$3.01	$3.57
Adjustments:
Effect of gain on sale of premises and equipment	—	—	—	—	(0.19)
Effect of acquisition-related expenses	—	0.01	—	0.02	—
Effect of write-down of software	0.01	—	—	0.01	—
Effect of nonrecurring consulting fee	—	—	—	0.07	—
Effect of subordinated debt redemption cost	—	—	0.06	—	0.06
Effect of discretionary inflation bonus	—	0.04	—	0.04	—
Effect of accelerated equity compensation	—	0.02	—	0.02	—
Adjusted diluted earnings per share	$0.90	$1.06	$1.27	$3.17	$3.44

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Return on average assets	0.82%	0.93%	1.12%	0.94%	1.13%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	0.00%	(0.06%)
Effect of acquisition-related expenses	0.00%	0.01%	0.00%	0.01%	0.00%
Effect of write-down of software	0.01%	0.00%	0.00%	0.00%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.02%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.06%	0.00%	0.02%
Effect of discretionary inflation bonus	0.00%	0.04%	0.00%	0.01%	0.00%
Effect of accelerated equity compensation	0.00%	0.02%	0.00%	0.01%	0.00%
Adjusted return on average assets	0.83%	1.00%	1.18%	0.99%	1.09%

Return on average shareholders' equity	9.01%	10.23%	13.10%	10.40%	13.54%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	0.00%	(0.75%)
Effect of acquisition-related expenses	0.00%	0.09%	0.00%	0.08%	0.00%
Effect of write-down of software	0.11%	0.00%	0.00%	0.04%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.25%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.69%	0.00%	0.24%
Effect of discretionary inflation bonus	0.00%	0.45%	0.00%	0.15%	0.00%
Effect of accelerated equity compensation	0.00%	0.24%	0.00%	0.08%	0.00%
Adjusted return on average shareholders' equity	9.12%	11.01%	13.79%	11.00%	13.03%

Return on average tangible common equity	9.13%	10.36%	13.27%	10.53%	13.73%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	0.00%	(0.77%)
Effect of acquisition-related expenses	0.00%	0.09%	0.00%	0.08%	0.00%
Effect of write-down of software	0.11%	0.00%	0.00%	0.04%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.25%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.70%	0.00%	0.25%
Effect of discretionary inflation bonus	0.00%	0.45%	0.00%	0.15%	0.00%
Effect of accelerated equity compensation	0.00%	0.25%	0.00%	0.08%	0.00%
Adjusted return on average tangible common equity	9.24%	11.15%	13.97%	11.13%	13.21%

Effective income tax rate	10.5%	11.8%	15.5%	12.2%	15.3%
Effect of gain on sale of premises and equipment	0.0%	0.0%	0.0%	0.0%	(0.6%)
Effect of acquisition-related expenses	0.0%	0.2%	0.0%	0.2%	0.0%
Effect of write-down of software	0.3%	0.0%	0.0%	0.1%	0.0%
Effect of nonrecurring consulting fee	0.0%	0.0%	0.0%	0.5%	0.0%
Effect of subordinated debt redemption cost	0.0%	0.0%	0.3%	0.0%	0.4%
Effect of discretionary inflation bonus	0.0%	1.0%	0.0%	0.3%	0.0%
Effect of accelerated equity compensation	0.0%	0.6%	0.0%	0.2%	0.0%
Adjusted effective income tax rate	10.8%	13.6%	15.8%	13.5%	15.1%

Income before income taxes - GAAP	$9,423	$10,824	$14,310	$33,246	$42,090
Adjustments:
Income from tax refund advance lending	—	(149)	—	(3,013)	—
Provision for tax refund advance lending losses	—	18	—	1,860	—
Tax refund advance lending servicing fee	—	9	—	930	—
Income before income taxes, excluding tax refund advance loans	$9,423	$10,702	$14,310	$33,023	$42,090

Income tax provision - GAAP	$987	$1,279	$2,220	$4,056	$6,454
Adjustments:[1]
Income from tax refund advance lending	—	(31)	—	(633)	—
Provision for tax refund advance lending losses	—	4	—	391	—
Tax refund advance lending servicing fee	—	2	—	195	—
Income tax provision, excluding tax refund advance loans	$987	$1,254	$2,220	$4,009	$6,454

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income - GAAP	$8,436	$9,545	$12,090	$29,190	$35,636
Adjustments:
Income from tax refund advance lending	—	(118)	—	(2,380)	—
Provision for tax refund advance lending losses	—	14	—	1,469	—
Tax refund advance lending servicing fee	—	7	—	735	—
Net income, excluding tax refund advance loans	$8,436	$9,448	$12,090	$29,014	$35,636
1Assuming a 21% tax rate